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                                                                      EXHIBIT 23

     We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-52882, 33-61530, 33-71984, 33-82196, 33-96426
and 333-10889) and Forms S-3 (Registration Nos. 33-69544, 33-99528, 333-09927,
333-14555 and 333-38271), of our report dated February 6, 1998 on the financial statements included in the annual report on Form 10-K of Magainin Pharmaceuticals Inc. as at and for the year ended December 31, 1997.


Richard A. Eisner & Company, LLP

New York, New York
March 12, 1998